EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We have issued our report dated March 20, 2003 and December 1, 2003 accompanying the financial statements of MR3 Systems, Inc. (the "Company") on Form 10-KSB for the years ended December 31, 2001 and 2000, which is included in this Registration Statement. We consent to the inclusion of our report in this Registration Statement.


/s/ Pohl, McNabola, Berg & Co.

Pohl, McNabola, Berg & Co., LLP

San Francisco, California
February 9, 2004